UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Soliciting Material Under §240.14a-12

NABI BIOPHARMACEUTICALS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 6, 2012

NABI BIOPHARMACEUTICALS

(Exact Name of Registrant as specified in its charter)

Delaware	000-04829	59-1212264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12270 Wilkins Avenue, Rockville, Maryland 20852

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (301) 770-3099

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2012, Nabi Biopharmaceuticals (the “Company”) notified Paul Kessler, M.D. and Matthew Kalnik, Ph.D. that their employment with the Company would be terminated effective August 5, 2012 as the Company continues to reduce its operations. Dr. Kessler currently serves as the Company’s Senior Vice President, Clinical, Medical and Regulatory Affairs and Chief Medical Officer and Dr. Kalnik currently serves as the Company’s Senior Vice President, Strategic Planning & Business Operations.

The change of control severance agreements with each of Drs. Kalnik and Kessler provide that they will be entitled to change of control severance benefits under those agreements if their employment with the Company is terminated by the Company prior to the date on which a Change of Control (as defined in the agreements) occurs, and such termination (a)(i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in anticipation of a Change of Control and not for reasons unrelated to the Change of Control and (b) such termination occurs within six (6) months of the occurrence of a Change of Control. For a complete description of both the change of control severance and ordinary severance benefits of Drs. Kalnik and Kessler see the descriptions thereof Item 11 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission.

The Company thanks Drs. Kessler and Kalnik for their years of dedicated service to the Company.

Additional Information

This report may be deemed to be filed in respect of the proposed merger and related matters involving Nabi Biopharmaceuticals (“Nabi”) and Biota Holdings Limited (“Biota”). In connection with the proposed transactions, Nabi will file with the SEC a proxy statement and will mail or otherwise disseminate the proxy statement and a form of proxy to its shareholders when it becomes available. SHAREHOLDERS AND INVESTORS ARE ENCOURAGED TO READ THE PROXY STATEMENT (AND OTHER RELEVANT MATERIALS) REGARDING THE PROPOSED TRANSACTIONS CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, AND BEFORE MAKING ANY VOTING DECISION, AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS. Shareholders and investors will be able to obtain a free copy of the proxy statement (when available), as well as other filings made by Nabi regarding Nabi Biopharmaceuticals, Biota Holdings Limited and the proposed transactions, without charge, at the SEC website at www.sec.gov. In addition, documents filed with the SEC by Nabi will be available free of charge on the investor relations portion of the Nabi website at www.nabi.com.

Certain Information Regarding Participants

Nabi and certain of its directors and executive officers, may be deemed, under SEC rules, to be participants in the solicitation of proxies from its shareholders in connection with the proposed transactions described above. The names of Nabi’s directors and executive officers and a description of their interests in Nabi are set forth in Nabi’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the SEC on March 14, 2012, and Nabi’s Proxy Statement dated April 20, 2011 which was filed with the SEC on the same date. Additional information about the interests of potential participants will be contained in the proxy statement (when filed) and other relevant materials to be filed with the SEC in connection with the proposed transactions. These documents may be obtained from the SEC website and from Nabi in the manner noted above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NABI BIOPHARMACEUTICALS

By:	/s/ Raafat E.F. Fahim, Ph.D.
Raafat E.F. Fahim, Ph.D.
President and Chief Executive Officer

Date: July 12, 2012